Exhibit 10.4.5

TRANSFER OF PARTNERSHIP INTEREST AGREEMENT AND

AMENDMENT NO. 5 TO THE PORTLAND NATURAL GAS

TRANSMISSION SYSTEM PARTNERSHIP AGREEMENT AND

ASSIGNMENT AND ASSUMPTION OF EQUITY CONTRIBUTION

AGREEMENT AND PLEDGE AGREEMENT

THIS AGREEMENT is by and among Gaz Metro Portland Corporation, a Delaware corporation with a place of business at 1717 du Havre Street, Canada, Montreal, Quebec H2K-2X3 (“Non-Surviving Partner”), and Northern New England Investment Company, Inc. a Vermont corporation with a place of business at c/o Northern New England Gas Corporation, 85 Swift Street, South Burlington, VT 05403 (“Surviving Partner”), and the Portland Natural Gas Transmission System, a Maine general partnership (the “Partnership”), and is made to be effective on the Effective Date, as such is defined in that certain Agreement and Plan of Merger by and among Northern New England Gas Corporation, a Vermont corporation, Surviving Partner, and Non-Surviving Partner, attached hereto as Exhibit “A”.

RECITALS

A.            Non-Surviving Partner is a Partner in Partnership; and

B.            Partnership is duly organized and existing pursuant to the Portland Natural Gas Transmission System Amended and Restated Partnership Agreement, dated as of March 1, 1996, as amended by the First Amendment thereto, dated as of May 23, 1996, and as further amended by the Second Amendment thereto, dated as of October 23, 1996, and as further amended by the Third Amendment thereto, dated as of March 17, 1998, and as further amended by the Fourth Amendment thereto, dated as of March 31, 1998, (collectively, the “Partnership Agreement”), among Non-Surviving Partner, TCPL Portland Inc., MCNIC East Coast Pipeline Company, Natural Gas Development Inc., El Paso Energy Portland Corporation, and Nl Energy Services Development Corporation (collectively, the “Partners”); and

C.            Non-Surviving Partner is the owner of a 19.06% Percentage Interest in the Partnership; and

D.            Non-Surviving Partner desires to merge into Surviving Partner, with all of Non-Surviving Partner’s right, title and interest in and to its Percentage Interest in Partnership, including its rights to manage and control Partnership to the extent provided in the Partnership Agreement, being thereby assigned, transferred, and conveyed to Surviving Partner as of the Effective Date; and

E.            Surviving Partner desires to acquire Non-Surviving Partner’s Percentage Interest in Partnership as of the Effective Date and become an active, substituted Partner In Partnership as of the Effective Date; and

F.             Non-Surviving Partner desires to assign to Surviving Partner, and Surviving Partner desires to assume, all of Non-Surviving Partner’s liabilities and obligations under the Partnership Agreement, that certain Equity Contribution Agreement as amended, dated as of June 3, 1998 among the Partners, the Partnership and Bank of Montreal, as collateral agent, as amended by Amendment No. 1 dated as of June    , 1998 (the “Equity Contribution Agreement”), and that certain Pledge Agreement (the “Pledge Agreement”) dated as of June 3, 1998 made by the Non-Surviving Partner to Bank of Montreal, as collateral agent.

G.            Partnership desires to approve and acknowledge the merger and resulting transfer pursuant to the terms and conditions of this Agreement and effectuate the substitution of Surviving Partner as a Partner;

NOW THEREFORE, for good and valuable consideration in hand paid by Surviving Partner to each of Non-Surviving Partner and Partnership, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:

1.             Assignment and Assumption. Non-Surviving Partner does hereby SELL, TRANSFER, ASSIGN, CONVEY, SET OVER, QUITCLAIM, and DELIVER unto Surviving Partner, its successors and assigns, all of Non-Surviving Partner’s right, title and interest in and to its Percentage Interest, including all of Non-Surviving Partner’s right and interest in and to Partnership assets, liabilities, rights to future profits, and management rights, as of the Effective Date, and Surviving Partner hereby assumes, as of the Effective Date, all of the Non-Surviving Partner’s liabilities and obligations under the Partnership Agreement, the Equity Contribution Agreement, and the Pledge Agreement, including, but not limited to, any and all liability of the Partnership arising out of actions or failures to act on or prior to the Effective Date and including, but not limited to, Non-Surviving Partner’s obligation to make, pursuant to the terms of the Equity Contribution Agreement, Equity Contributions, M&N Withdrawal/Default Contributions, Completion Support Contributions, ATC Contributions and Supplemental Joint Facility Contributions (each as defined in the Equity Contribution Agreement).

2.             Representations and Warranties of Non-Surviving Partner. Non-Surviving Partner represents that its Percentage Interest is free from any liens, claims and rights of any person or party under any other agreement, other than the security interest created by the Pledge Agreement or any other liens permitted thereunder, and that the merger and resulting transfer will not violate, or cause the Partnership to violate, any law, rule or regulation to which Non-Surviving Partner or the Partnership is subject including, without limitation, any applicable federal or state securities law.

3.             Representations, Warranties and Agreements of Surviving Partner. Surviving Partner hereby makes the representations set forth in Section 9.1.4(v) of the Partnership Agreement to the Partnership and agrees to be bound by all of the terms and conditions of the Partnership Agreement, as amended by Section 4 hereof.

4.             Substitution of Surviving Partner as a New Partner. The Partnership approves and acknowledges the merger of Non-Surviving Partner into Surviving Partner and resulting transfer of Non-Surviving Partner’s Percentage Interest to Surviving Partner, accepts Surviving Partner as a substituted Partner in the Partnership, agrees to the assumption of liability by Surviving Partner, and releases Non-Surviving Partner from all future liability for Partnership debts. Surviving Partner and the Partnership agree that the Partnership Agreement is hereby amended by substituting Schedule A attached hereto for the same Schedule currently attached to the Partnership Agreement. Surviving Partner and the Partnership hereby agree that Surviving Partner’s execution of this Agreement shall be treated as Surviving Partner’s execution of a counterpart of the Partnership Agreement.

5.             Miscellaneous. All of the covenants, terms, and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All initially-capitalized terms used in this Agreement or any exhibit attached hereto, and not otherwise defined herein, shall have the meaning defined in the Partnership Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The descriptive headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without giving effect to the conflict of laws principles thereof. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. If any provision of this Agreement shall be held or deemed to be or shall, In fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever. All of the parties hereto will perform and cause to be performed such further acts and execute and deliver or cause to be executed and delivered such further documents as may be reasonably necessary or desirable to carry out the terms and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

GAZ METRO PORTLAND CORPORATION

By:	/s/ Jacques Demanche
Jacques Demanche
Its Treasurer and
Duly Authorized Agent

NORTHERN NEW ENGLAND INVESTMENT COMPANY, INC.

By:	/s/ Jacques Demanche
Jacques Demanche
Its Treasurer and
Duly Authorized Agent

PORTLAND NATURAL GAS TRANSMISSION SYSTEM

By:	/s/ [ILLEGIBLE]

Its:

And each of Its Partners:

TCPL PORTLAND INC.

By:	/s/ [ILLEGIBLE]

Its:

MCNIC EAST COAST PIPELINE COMPANY

By:	/s/ [ILLEGIBLE]

Its:	Vice President

NATURAL GAS DEVELOPMENT, INC.

By:	/s/ [ILLEGIBLE]

Its:	President

EL PASO ENERGY PORTLAND CORPORATION

By:	/s/ [ILLEGIBLE]

Its:	Vice President – Finance

NI ENERGY SERVICES DEVELOPMENT CORPORATION

By:	/s/ [ILLEGIBLE]

Its:	Vice President

The undersigned hereby acknowledges and agrees to the foregoing and hereby (i) agrees that all references to “Gaz Metro Portland Corporation, a Delaware corporation,” in that certain Guaranty in favor of the Partnership by Gaz Metropolitain & Company, L.P., dated as of June 3, 1998 (the “Guaranty”), are hereby deleted and replaced with “Northern New England investment Company, Inc., a Vermont corporation,” and (ii) affirms that, notwithstanding the foregoing, the Guaranty shall remain in full force and effect.

GAZ METROPOLITAIN & COMPANY, L.P.
By:	GAZ METROPOLITAIN, Inc.
Its General Partner

By:	/s/ Jacques Demanche
Jacques Demanche
Its Authorized Agent; and

By:	/s/ René Bédard
René Bédard
Its Authorized Agent